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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-43335) of our report dated January 30, 1998, on our audits of the financial statements of Airxcel, Inc. and our report dated March 2, 1998, on our audit of the financial statements of Crispaire Corporation, Inc.

We also consent to the references to our firm under the captions "Experts", "Summary Historical Financial and Other Data" and "Selected Financial and Other Data."


                                        /s/ COOPERS & LYBRAND L.L.P.


Kansas City, Missouri

April 1, 1998